EXHIBIT 99.1

For Immediate Release	Contact: Ann Storberg, Investor Relations
(517) 324-6629

AMERICAN PHYSICIANS CAPITAL, INC. ANNOUNCES
COMPLETION OF STRATEGIC REVIEW PROCESS

East Lansing, Mich. (June 24, 2004) – American Physicians Capital, Inc. (APCapital)(NASDAQ: ACAP) today announced that the Board of Directors has completed the process of review and analysis to maximize shareholder value previously announced on November 6, 2003. The Board has determined that the best means to maximize shareholder value is to continue to execute the Company’s current business strategy of shedding non-core businesses and focusing on its core business line in its core markets. In connection with the completion of this process, the assignment of Sandler O’Neill & Partners, L.P. was completed.

“I am pleased with the Board’s decision,” commented President and Chief Executive Officer R. Kevin Clinton. “The Board conducted a diligent and thorough review and examination. I believe that the initiatives and strategy undertaken by the Company of shedding non-core businesses and focusing on its core business line in its core markets will provide the most favorable returns for our shareholders.”

Corporate Description

American Physicians Capital, Inc. is a regional provider of medical professional liability insurance focused primarily in the Midwest markets through American Physicians Assurance Corporation and its other subsidiaries. Further information about the companies is available on the Internet at www.apcapital.com.

Forward-Looking Statement
 Certain statements made by American Physicians Capital, Inc. in this release may constitute forward-looking statements within the meaning of the federal securities laws. When we use words such as “will,” “should,” “believes,” “expects,” “anticipates,” “estimates” or similar expressions, we are making forward-looking statements. While we believe any forward-looking statements we have made are reasonable, they are subject to risks and uncertainties, and actual results could differ materially. These risks and uncertainties include, but are not limited to, the following: the potential inadequacy of our loss and loss adjustment expense reserves; a deterioration in the current accident year experience could result in a portion or all of our deferred policy acquisition costs not being recoverable, which would result in a charge to income; we may experience unforeseen costs or the need for unanticipated reserve enhancements associated with our exit from the workers’ compensation, health and personal and commercial insurance lines, which could result in future charges to income; an adverse outcome in the putative shareholder class action lawsuit against us; substantial jury awards against our insureds could impose liability on us exceeding our policy limits or the funds we have reserved for the payment of claims; increased pressures on premium rates and our potential inability to obtain rate increases; changes in competitive conditions; an unanticipated increase in claims frequency or severity patterns; our potential inability to obtain adequate and affordable reinsurance coverage from creditworthy reinsurers; adverse regulatory and market changes in certain states of operation where our business is concentrated; the loss of our relationships with medical associations; an interruption or change in our principal third-party distribution relationship; the potential insolvency of any of the guaranty associations in which we participate; the potential inability to obtain regulatory approval of rate increases; our potential inability to comply with insurance regulations; a further reduction in our A.M. Best Company rating; negative changes in financial market conditions; a downturn in general economic conditions; and any other factors listed or discussed in the reports filed by APCapital with the Securities and Exchange Commission under the Securities Exchange Act of 1934. APCapital does not undertake, and expressly disclaims any obligation, to update or alter its statements whether as a result of new information, future events or otherwise, except as required by law.

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